EXHIBIT 10.38

CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. THE OMITTED NON-PUBLIC INFORMATION HAS BEEN FILED WITH
THE COMMISSION.


IBM
CATEGORY PRESENTATION AGREEMENT

                                          [Value America The Living Store! logo]
--------------------------------------------------------------------------------
The Living Store:
Value America presents the merits of your company directly to the consumer. Our dynamic multimedia category demonstrations effectively reveal the features, benefits, quality, style and value of your products.

PICTURE PRESENTATIONS:

Picture Presentations are similar to placing your product on the shelf in a typical retail store. We use your existing photographs, illustrations and copy to show an image of the product followed by informative text and bullet points. With Picture Listings we control the number of items, retail and product positioning.

Development                                Quantity
Composition, Compression & Data Entry          5

BASIC CATEGORY PRESENTATIONS:
Basic Presentations are created entirely from your existing library of photographs, illustrations and copy. We transform the artwork you have created for your catalogs and packaging into educational customer-oriented sales presentations. We select images, write headlines and craft supportive copy to reveal each product's features, benefits, applications, style, quality and value. Up to 10 products may be presented.

Development                                Quantity
Research & Creative Development
Composition & Copy Selection
Graphic Design of Web Presentation
Photo & Graphic Compression
Data Entry & Web Site Generation
Total Supplier Participation                  0
                                             ____

MULTIMEDIA CATEGORY PRESENTATIONS

Multimedia Presentations include your library of photographs and illustrations. We augment your artwork, with our own, and write compelling consumer-oriented copy. We script and record a powerful narrative dialog that speaks directly to the customer, enables automatic pagination, and compels acquisition. These dynamic feature oriented presentations can include 20 individual products. Multimedia Presentations average ten panels in length and are paced to present product attributes over five minutes.

Development                                      Quantity
Research & Creative Development
Narrative Scripts, Headlines & Copy
Graphic Design and Illustrations
Multimedia Narrative Audio Streams
Photo & Graphic Processing & Compression
Data Entry & Web Site Generation                     5
Total Supplier Participation




COMPREHENSIVE VIDEO & MULTIMEDIA CATEGORY PRESENTATIONS:
Comprehensive Video & Multimedia Presentations integrate your best photographs and illustrations into dynamic sales presentations. Value America produces environmental photographs, powerful consumer-oriented copy, and computer illustrations. We script and record a professional narrative dialog that impacts the consumer's impression of your company and products. We write, and produce broadcast-quality video demonstrations to reveal your product's unique features, style, and quality. Each two to three minute video is professionally edited, compressed and streamed for tomorrow's world of enhanced connectivity. Animation, special effects, and music are used to make these presentations as entertaining as they are compelling. Each Comprehensive Presentation can feature up to 40

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products. Multimedia segments average twelve panels in length and are typically paced to present information over seven minutes. Our two to three minute video demonstrations follow the multimedia presentation.

Development                                       Quantity
Research & Creative Development
Narrative & Video Scripts, Headlines & Copy
Video Cast, Crew, Production & Editing
Graphic Design and Illustrations
Still Photography, Props & Processing
Animation & Special Effects
Multimedia Narrative Audio Streams
Video, Photo & Graphic Compression
Data Entry & Web Site Generation
Video Digitizing Data Entry & Streaming
Total Supplier Participation                           0

Value America Agrees:
1. To list products and provide Internet access for a minimum of 12 months. Provide substantial presentation corrections and product updates.

Supplier Agrees:
1. To provide copies of existing video, photos, illustrations and copy for integration into presentations. Provide a sample if/as they are available of products selected, product data, analysis, catalogs, packaging, and sales training documents.
2. To provide access to an informed product manager or executive. Writers will conduct interviews to learn more about product's features, benefits, performance capabilities, style, applications, value and competitive advantages.
3. To actively assist Value America to assure that the product assortment is appropriate and is priced competitively.

Agreed:

IBM                                /s/ illegible                  1/21/98
--------------------------         ------------------------       --------------
Supplier                           Representative's Name          Date



                                  /s/ Monica Link
--------------------------         ------------------------
Authorized Signature               Value America Approval


                                          [Value America The Living Store! logo]

IBM
Category Presentations
December 30, 1997
Page 2

Categories:                                              Presentation:

1.    Thinkpad                                           Multimedia Presentation
2.    Thinkpad Accessories                               Picture Listing
3.    Desktop                                            Multimedia Presentation
4.    Desktop Accessories                                Picture Listing
4.    Servers                                            Multimedia Presentation
5.    Servers Accessories                                Picture Listing
5.    WordPad                                            Multimedia Presentation
6.    WordPad Accessories                                Picture Listing
6.    Printers                                           Multimedia Presentation
7.    Printer Accessories                                Picture Listing

PRESENTATIONS

5 Multimedia Presentation, 5 Picture Listing = $  X

TOTAL: $X for 5 Multimedia Presentations, 5 Picture Listing and Sale of All Applicable Items for three years.